                                                                   EXHIBIT 10(u)

                              BIG LOTS STORES, INC.

                    SUPPLEMENTAL DEFINED BENEFIT PENSION PLAN

                                 BIG LOTS, INC.

                    SUPPLEMENTAL DEFINED BENEFIT PENSION PLAN

                                    PREAMBLE

Effective January 1, 1996, Consolidated Stores Corporation adopted the Consolidated Stores Corporation Supplemental Defined Benefit Pension Plan, for a select group of highly compensated employees to ensure that the overall retirement pension benefit said group of highly compensated employees would receive would be equal to what the benefit would have been had the Consolidated Stores Corporation Defined Benefit Pension Plan not been amended to freeze said employees' accrued retirement pension benefits.

Effective January 1, 2001, the name of the Company changed to Big Lots Stores, Inc. and effective as of such date the name of this Plan changed to the Big Lots Stores Supplemental Defined Benefit Pension Plan.

Effective as of January 1, 2003, the Plan is again amended and restarted in its entirety to incorporate certain administrative changes, including the Plan name change.

This Plan is an unfunded, supplemental executive deferred compensation plan structured to benefit such employees described above in a manner that provides said employees full pension benefits and that provides the incentive for said employees to improve the profitability, competitiveness and growth of Big Lots, Inc. and its affiliates.

                                    ARTICLE I

                                   DEFINITIONS

1.1 "Basic Retirement Plan" means the Big Lots Stores Defined Benefit Pension Plan, as amended and restated effective as of January 1, 1997, with further amendments through January 1, 2002.

1.2 "Basic Retirement Benefit" means the annual benefit to which a Participant is entitled from the Basic Retirement Plan, in the form of a single life annuity commencing on his Retirement Date and ending on the first day of the month during which his death occurs. The Basic Retirement Plan Benefit assumes immediate commencement of benefits with applicable early payment reductions as may be applied under the Basic Retirement Pan.

1.3 "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan.

1.4      "Change in Control" shall have the same meaning as prescribed in
         Section 5.2.

1.5 "Committee" means the three individuals serving as the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President, Human Resources of the Company. The Committee is authorized to establish Plan policy and review Plan discretionary decisions pursuant to the terms of this Plan.

1.6 "Company" means, as of May 16, 2001, Big Lots Stores, Inc., an Ohio corporation. Previous to May 16, 2001, Company means Consolidated Stores Corporation, a Delaware corporation.

1.7 "Compensation" means remuneration in the form described in Section 1.10(a) of the Basic Retirement Plan.

1.8 "Credited Service" means service as defined in Section 1.31(b) of the Basic Retirement Plan.

1.9 "Effective Date" means January 1, 2002, the effective date of this amended and restated Plan.

1.10 "Employer" means the Company and/or an applicable participating Related Company or any successor to the business thereof.

1.11 "Final Average Compensation" means the average monthly Compensation of a Participant as defined in Section 1.10(b) of the Basic Retirement Plan.

1.12 "Participant" means any individual who is eligible to participate in this Plan pursuant to Article II of this Plan.

1.13 "Plan" means the Consolidated Stores Supplemental Defined Benefit Pension Plan, the terms of which are set forth herein, as it may be amended from time to time. Effective May 16, 2001, Plan means the Big Lots Stores Supplemental Defined Benefit Pension Plan.

1.14 "Plan Administrator" means the Company, notwithstanding the fact that certain administrative functions under or with respect to this Plan have been delegated to the Committee pursuant to the provisions of
         Article VII of this Plan.

1.15     "Related Company" means:

         (a) any corporation included within a `controlled group of corporation" of which the Company is a member, as determined under Code Section 414(b) and (m) and Regulations issued pursuant thereto (except that, with respect to the benefit limitation under Section 1 of
             Schedule II of the Basic Retirement Plan, such determination will be made after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent (80%)" each place it appears in Code Section 1563(a)(1)); and any partnership, sole proprietorship, trust, estate, or corporation included within

                  i. a parent-subsidiary group of trades of businesses under common control,

                  ii. a brother-sister group of trades or businesses under common control, or

                  iii. a combined group of trades or businesses under common control, as determined under Code Section 414(c) and Regulations issued pursuant thereto.

         (b) any other entity designated as a Related Company by the Company.

1.16 "Retirement Date" means that date a Participant is otherwise eligible to retire under the terms of the Basic Retirement Plan

1.17 "Supplemental Retirement Benefit" or "Supplement Benefit" means the annual benefit payable in accordance with the terms of this Plan.

                                   ARTICLE II

                                  PARTICIPATION

2.1 An Employee of the Employer who is a participant in the Basic Retirement Plan shall be eligible to participate in this Plan provided the following conditions have been met:

         (a) the Employee was an active participant in the Basic Retirement Plan on December 31, 1996; and

         (b) the Employee was a `highly compensated employee' on December 31, 1996, as that term is defined in Code Section 414(q) as of December 31, 1996.

2.2 An existing Employee of the Employer who was not a `highly compensated employee' on December 31, 1995, who subsequently becomes a `highly compensated employee' (as that term is defined in Code Section 414(q) for the Plan Year in which the determination is made) shall become a Participant in this Plan.

2.3 Notwithstanding any other provision of this Plan to the contrary, any other Employee of the Employer who is hired after March 31, 1994 or who is rehired after his prior service has been forfeited under Section 3.4(c) of the Basic Retirement Plan, and who, as a result, is not eligible to become a participant in the Basic Retirement Plan shall be not eligible to participate in this Plan.

                                   ARTICLE III

                     ELIGIBILITY FOR AND AMOUNT OF BENEFITS

3.1 Each Participant who is eligible to retire under the terms of the Basic Retirement Plan and who has met the eligibility requirements of this Plan pursuant to Article II shall be entitled to receive a monthly Supplemental Pension, in the normal form of payment, as described in
         Section 7.1 of the Basic Retirement Plan, in an amount equal to:

               (a) one percent (1%) of a Participant's Final Average
                   Compensation multiplied by the Participant's Credited Service (not to exceed 25 years) minus

               (b) the greater of (1) or (2) below where:

                        (1) is the accrued retirement pension of the Participant
                            as determined under the Basic Retirement Plan in effect as of December 31, 1995, assuming the Participant terminated employment with the Company on March 31, 1996 or such later date that the Participant was determined to be a Highly Compensated Employee under the terms of the Basic Retirement Plan.

                        (2) is the accrued retirement pension of the Participant
                            as determined under Section 5.1 of the Basic
                            Retirement Plan as in effect on December 31, 1995, without regard to Section 5.1(c) of the Basic Retirement Plan.

3.2 An Employee who becomes a Participant in this Plan shall remain a Participant until his termination of employment with the Company. To the extent a Participant is not entitled to a vested accrued retirement pension under the terms of the Basic Retirement Plan upon termination of employment with the Company other than by reason of death, disability, or retirement (as those terms are described and used in the Basic Retirement Plan), neither the Participant nor any Beneficiary nor any other person shall have a right to any benefit from this Plan with respect to such Participant.

                                   ARTICLE IV

                        FORM AND COMMENCEMENT OF BENEFITS

4.1 Supplemental Plan Benefits payable to a Participant or Beneficiary pursuant to Article III shall be payable in the same form and manner as is applicable to the Basic Retirement Plan Benefit payable to the Participant or Beneficiary under the Basic Retirement Plan. If a Basic Retirement Plan Benefit is payable as described in Section 7.1 of the Basic Retirement Plan, then his Supplemental Plan Benefit shall be subject to adjustment by the same reduction factors as are applicable under the Basic Retirement Plan with respect to the Basic Retirement Plan Benefit of the Participant.

4.2 A Supplemental Plan Benefit payable to a Participant or Beneficiary pursuant to this Plan shall commence on the same date as benefits commence to the Participant or Beneficiary pursuant to the terms of the Basic Retirement Plan.

4.3 The death benefit payable to the Beneficiary(ies) of a deceased eligible Participant shall be either (a) or (b) below, minus (c) below:

               (a) a lump sum amount equal to the actuarial equivalent (as that term is defined in Section 1.1 of the Basic Retirement Plan as of the date of the Participant's death) of the Participant's accrued Supplemental Plan Benefit, reduced for early payment as described in Section 5.2 of the Basic Retirement Plan, and computed on the assumption that the Participant had separated from employment with the Company on his date of death, survived to the earliest retirement age under the Plan and died on the day after that earliest retirement age; or

               (b) a monthly life annuity that is the survivorship portion of the qualified joint and survivor annuity as defined in
                   Section 7.2 of the Basic Retirement Plan, assuming that the Participant had separated from employment with the Company on his date of death, survived to the earliest retirement age under the Plan and died on the day after that earliest retirement age;

               (c) the death benefit determined and payable pursuant to Section
                   6.1 of the Basic Retirement Plan.

4.4 The designation of Beneficiary(ies) and the manner of payment shall be as described in Article VI of the Basic Retirement Plan.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION

5.1 The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in it sole discretion, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the board of directors of the Company and shall be effective as of the date of such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Beneficiary of any portion of any Supplemental Plan Benefit payment that has commenced prior to the effective date of the resolution amending or terminating the Plan.

5.2 In the event of Change in Control of the Company, the Committee may effect immediate lump sum payment of the accrued Supplemental Plan Benefit to applicable Participants. For purposes of this Section 5.2, "Change in Control" means:

               (a) any person or group (as defined in Section 13(d) of the
                   Securities Exchange Act of 1934) other than the Company or its affiliates becomes the beneficial owner of, or has the right to acquire (by contract, warrant, option, conversion of convertible securities or otherwise), twenty percent (20%) or more of the outstanding equity securities of Big Lots Stores, Inc, an Ohio corporation, entitled to vote for the election of directors;

               (b) a majority of the board of directors of the Company is replace within any period of two years or less by directors not approved by a majority of the directors of the Company in office at the beginning of such period (or their successors so approved), or a majority of the board of directors of the Company at any date consists of persons not so approved; or

               (c) the stockholders of the Company approve an agreement to merge or consolidate the Company with another corporation other than the Company or an affiliate thereof or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets to an entity other than the Company or an affiliate thereof.

                                   ARTICLE VI

                                   COMMITTEE

6.1 The Committee of this Plan, which shall be the same committee that administers the Big Lots Stores, Inc. Defined Benefit Pension Plan, shall administer this Plan in accordance with the intention of the board of directors of the Company as expressed herein.

6.2 No Committee member at any time hereunder who is a Participant shall have any vote in any decision of the Committee made primarily with respect to such Committee member of such member's benefits hereunder. All actions of the Committee may be taken with or without a meeting and shall be in writing and signed by a majority of the members of the Committee.

                                   ARTICLE VII

                                 ADMINISTRATION

7.1 The Committee as described in Article VI which is the same committee that oversees the administrative functions under the Big Lots Stores, Inc. Defined Benefit Pension Plan shall have the primary administrative responsibility with respect to this Plan. All policy and discretionary decisions as well as administrative decisions shall be the responsibility of the Committee and they shall be made in conjunction with and not inconsistent with the policy and administrative decisions made by the Committee as they relate to the Big Lots Stores, Inc. Defined Benefit Pension Plan. The Committee shall interpret the provisions of the Plan where necessary and follow procedures for the administration of the Plan that are consistent with the provisions of the Basic Retirement Plan.

7.2 Expenses incurred by the Committee and the Plan Administrator in the administration of the Plan, including the fees and compensation of suitors, actuaries, accountants, legal counsel and other counsel retained by the Committee to carry out the intent and purpose of this Plan, shall be paid by the Company and/or applicable Employer.

7.3 The Committee shall keep such records as are reasonably needed to effectuate the purposes of the Plan. Any forms needed to carry out the provisions of this Plan shall be established and maintained by the Plan Administrator.

7.4 All determinations made by the Committee regarding the purpose and intent of this Plan as well as the benefits payable under this Plan, eligibility to participate, etc., shall be made in the sole and absolute discretion of the Committee. Such decisions shall be binding on all Participants, Beneficiaries, successors, assigns, executors, administrators, heirs, next-of-kin, and distributes of all the foregoing.

7.5 Except as provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such Participant. No such Participant shall have any right to alienate, commute, anticipate or assign all or any portion of any benefit, payment or distribution under this Plan.

                                  ARTICLE VIII

                        PARTICIPATING RELATED COMPANIES

8.1 Any Employer that is a Related Company and that is authorized by the board of directors of the Company to participate in this Plan may elect to participate by action of its own board of directors and by entering into an agreement, a copy of which shall be attached hereto and made a part of this Plan.

8.2 the Company may, at any time and in its discretion, determine to exclude any Employer from this Plan. Any Employer may similarly elect to withdraw its participation at any time after the expiration of the sixty (60) day period immediately following receipt by the Plan Administrator of the Employer's written intention to withdraw.

8.3 A sale or liquidation of an Employer by the Company such that the Company no longer owns 50% of such Employer, or the Employer is liquidated, the Company shall assume payment of such Employer's remaining obligations and liabilities under this Plan.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.1 Nothing contained herein shall require the Company or any Employer to continue any Participant in its employ, or require any Participant to continue in the employ of the Company or any Employer, nor does the Plan create any rights or any Participant or Beneficiary or any obligations on the part of the Company or any Employer other than those set forth herein. The benefits payable under this Plan shall be independent of, and in addition to, an y other employment agreements that may exist from time to time concerning any other compensation of benefits payable by the Company.

9.2 The sole interest of each Participant and each Beneficiary under this Plan shall be to receive the deferred compensation benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof; and, neither any Participant nor any Beneficiary shall have any right, title or interest (legal or equitable) in or to any of the specific property or assets of the Company or any participating Employer. All benefits hereunder shall be paid solely from the general assets of the Company or applicable Employers and no Employer shall maintain any separate fund or other separated assets to provide any benefits hereunder. In no manner shall any property of any Participant or Beneficiary be used as collateral security for the performance of the obligations imposed by this Plan on the Company or any Employer. The rights of a Participant or Beneficiary hereunder shall be solely those of an unfunded and unsecured creditor in respect to the promise of the Company or Employer to make contributions to the Plan or to pay benefits to the Participant or Beneficiary in the future.

9.3 Notwithstanding any provisions of the Plan to the contrary, the Company or any Employer may in its sole and absolute discretion determine and offset any amount to be paid to a Participant under the Plan against any amount that such Participant may owe to such Employer.

9.4 All benefit payments made under this Plan to any Participant or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under applicable federal, state, or local law. Determinations by the Plan Administrator as to withholding shall be bonding on the Participant and Beneficiary(ies).

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 This Plan shall constitute a plan that is unfounded and that is maintained primarily for the purpose of providing deferred compensation in the form of retirement benefit for a select group of highly compensated employees, as determined by the board of directors of the Company in its sole and absolute discretion.

10.2 The laws of the State of Ohio shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that the Plan is not preempted by any law of the United States of America.

10.3 If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provision had not been included.

IN WITNESS WHEREOF, the Company has caused the Plan to be signed, adopted and dated this 26th day of March, 2004.

                             BIG LOTS STORES, INC.

                             By: /s/ Albert J. Bell
                                --------------------------
                             Title: Vice Chairman & Chief Administrative Officer

(Corporate Seal)

/s/ Charles W. Haubiel II
-----------------------------
Attest:

Vice President, General Counsel & Corporate Secretary
Title: